Recognizing the serious threat of bacterial infections, Paratek is dedicated to providing solutions that enable positive outcomes and lead to better patient stories.  Financial Results & Corporate Update 4th Quarter & Full Year 2020 February 24, 2021 Exhibit 99.2

Earnings Call Agenda Fourth Quarter & Full Year 2020 Introduction Ben Strain, Vice President, Investor Relations & Corporate Communications Overview & Financial Highlights Evan Loh, M.D., Chief Executive Officer Q4 & FY 2020 Commercial Highlights Adam Woodrow, President & Chief Commercial Officer Pipeline, Medical & Future Value Drivers Randy Brenner, Chief Development & Regulatory Officer Q&A Also available for Q&A: Michael F. Bigham, Executive Chairman Sarah Higgins, Vice President of Finance, Controller and Principal Accounting Officer

This presentation contains forward-looking statements including statements related to our overall strategy, products, prospects, potential and expected results, including statements about the impact of the COVID-19 pandemic on our revenue projections, access to hospital institutions, supply chain and clinical trials, projected awareness, payor coverage, net product revenues, total revenues including assumptions related to our financial guidance, the financial impact of our BARDA contract including the status of the FDA review of the pre-EUA application, , the exercise and timing of BARDA’s procurement of NUZYRA for the SNS, BARDA exercising full contract line items, including for U.S. onshoring and PMR reimbursement, our anticipated cash runway, our operating expenses, our R-Bridge loan secured by our Zai Labs royalties and a NUZYRA synthetic royalty, our SEYSARA royalties and SEYSARA -backed loan, the strategy, execution and progression of our commercial launch of NUZYRA, our ability to shape the future treatment paradigm for community-acquired pneumonia and serious skin infections, our plans to evaluate additional indications for NUZYRA, including NTM, and to work toward an oral-only indication in CABP, future governmental stockpiling opportunities, and our potential to further drive long-term value for all of our shareholders.  All statements, other than statements of historical facts, included in this presentation are forward-looking statements, and are identified by words such as "advancing," "expect," "look forward," "anticipate," "continue," and other words and terms of similar meaning. These forward-looking statements are based upon our current expectations and involve substantial risks and uncertainties.  We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements and you should not place undue reliance on these forward-looking statements.  Our actual results and the timing of events could differ materially from those included in such forward-looking statements as a result of these risks and uncertainties.  These and other risk factors are discussed under "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019 and our other filings with the Securities and Exchange Commission.  We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein. PARATEK® and the Hexagon Logo are registered trademarks of Paratek Pharmaceuticals, Inc. NUZYRA and its design logo are trademarks of Paratek Pharmaceuticals, Inc. All other trademarks, service marks, trade names, logos and brand names identified in this presentation are the property of their respective owners. Safe Harbor Statement

Overview & Financial Highlights Q4 & FY 2020 Evan Loh, M.D. Chief Executive Officer

ANTHEM CVS United NUZYRA is on track to have one of the most successful antibiotic launches in the last 5 years. Recent Highlights In face of COVID disruption, NUZYRA generated $38.8 million in 2020, a 237% increase versus prior year 2020 Commercial success has been achieved without any notable expansion of our sales force and related marketing efforts IQVIA data has shown significant declines in overall broad-spectrum antibiotic utilization and patient flows to physician offices and institutions throughout 2020 resulting from the COVID pandemic Continued Quarter over Quarter Growth with $38.8 Million in FY 2020 Net Revenue NUZYRA U.S. Launch Performance

(1) 20% est failures (based on hospital patterns) of first line MRSA treatment. (2) Primary market research (est 18% of hospitalized CABP patients & 16.5% of community CABP patients are “high-risk” and suspected/confirmed to have a resistant pathogen). (3) Cost per course based on health outcome analysis, 7-day course of therapy and cost of branded Zyvox therapy as an analogue. Paratek estimates based on 2015 AMR data current treatment failure rates and assumes NUZYRA current cost. ABSSSI Opportunity: Initial treatment (Tx) failure, resistance suspected CABP Opportunity: Fluoroquinolone failure, resistance suspected Potential $3.7 Billion Addressable Opportunity for NUZYRA U.S. Community Skin and Pneumonia Market by 2028

2021: A Catalyst-Rich Year

Near-Term Value Creation

Expected 2021 Milestones

- **February 2021**: Community Expansion of NUZYRA
- **1H and 2H 2021**: Two BARDA procurements valued at ~$76 Million
- **Q2 2021**: FDA decision on the oral-only loading-dose regimen for CABP
- **1H 2021**: Phase 2b Study Initiation in Non-Tuberculous Mycobacteria (*M. abscessus*)
- **1H 2021**: NUZYRA approval in China triggering $6 million milestone payment to Paratek from Zai Lab

Other Potential 2021 Catalysts

- Government payment reform for antibiotics (i.e., DISARM Act)
- Further potential for government / military procurements
- Business development

PARATEK

Condensed Consolidated Statements of Operations (unaudited)  (in thousands, except loss per share data)

Paratek Anticipating a Significant Ramp Up in Total Revenue in 2021 2021 Guidance R&D and SG&A Expense ($ mm) Total Revenue ($ mm)

Total Value = $60 Million; Non-Recourse to Paratek R-Bridge Royalty and Revenue Interest Backed Loan Received a $60.0 million term loan from R-Bridge that is secured by, and repaid with: Royalties under the license agreement with Zai Labs Revenue interest based on net US sales of NUZYRA in an initial amount of 2.5%, which amount may adjust under certain circumstances up to 5%, of the Company’s net US sales, subject to an annual cap of $10 million, which may adjust under certain circumstances to $12 million Loan from R-Bridge Healthcare is non-recourse Maturity and amortization period is extended by up to nine years compared to our Hercules facility (2032 vs 2023) All Zai related milestone payments are excluded and remain 100% with Paratek Proceeds used to repay Hercules senior secured term loan Financing provides further flexibility to balance sheet and strengthens our overall cash position Highlights Select Deal Terms* * For the full deal terms, see our SEC filing: https://dd7pmep5szm19.cloudfront.net/2455/0001564590-21-000177.htm

Balance Sheet Highlights and Cash Runway Guidance as of December 31, 2020 Key Metrics 12/31/20 Balance  (unaudited) Cash runway projected through 2023 with a pathway to cash flow breakeven.2 Includes common stock issuable under the April 2018 convertible debt offering, options, restricted share units, warrants, and our ESPP. Assumes estimated NUZYRA US product revenue and BARDA reimbursement of activities. Company will be able to fund all company operating expenses, anticipated capital expenditures, and debt service. Includes $30.7 million of debt secured by and repaid based upon royalties on U.S. SEYSARA sales and $58.4 million of debt secured by and repaid based upon royalties from the license agreement with Zai Labs and revenue interest based on U.S. sales of NUZYRA in an initial amount of 2.5%.

Commercial Highlights Q4 & FY 2020 Adam Woodrow President & Chief Commercial Officer

ANTHEM CVS United NUZYRA is on track to have one of the most successful antibiotic launches in the last 5 years. Recent Highlights In face of COVID disruption, NUZYRA generated $38.8 million in 2020, a 237% increase versus prior year 2020 Commercial success has been achieved without any notable expansion of our sales force and related marketing efforts IQVIA data has shown significant declines in overall broad-spectrum antibiotic utilization and patient flows to physician offices and institutions throughout 2020 resulting from the COVID pandemic Continued Quarter over Quarter Growth with $38.8 Million in FY 2020 Net Revenue NUZYRA U.S. Launch Performance

Value = Oral for Both Go Home (Hospital) and Stay Home (Community) Settings NUZYRA U.S. Launch: Materially Differentiating From Recent Launches Launch Dates: Baxdela Jan 2018 Fetroja Feb 2020 NUZYRA® Feb 2019 Recarbrio Jan 2020 Vabomere Oct 2017 Xenleta Sep 2019 Xerava Oct 2018 Zemdri Jul 2018 Source; IQVIA NPA units at current WAC prices Dec ’20 Dec ’20 Dec ’20 Dec ’20 Dec ’20 Dec ’20 Dec ’20 Dec ’20 NUZYRA is on track to have one of the most successful antibiotics launches in the last 5 years.

> 90% of Prescriptions filled when written Strong NUZYRA Payer Coverage (~ 300M covered lives as of January 2021) Source: DRG Fingertip Formulary Analytics, January 2021. Over 297 million lives in the U.S. have coverage. ANTHEM CVS United

Community Messaging: “Stay Home” with NUZYRA Potential $1.5 Billion Addressable Market Opportunity in ABSSSI Community Messaging* Provides effective & safe once-daily oral dosing Active against Gram-positives, Gram-negatives and drug resistant strains such as MRSA No dosing adjustments required for patients with renal or hepatic impairment * The Company’s initial marketing outreach in the community setting will focus on acute bacterial skin and skin structure infections (ABSSSI) with a plan to broaden this education to include community-acquired bacterial pneumonia (CABP) post the anticipated approval of the oral-only dosing regimen during the second quarter of 2021

U.S. Hospital Targeting Strategy Potential $2.6 Billion Addressable Opportunity for NUZYRA Hospital Launch 45 hospital sales specialists Focusing on ‘Early Adopting’ HCPs in ‘high value’ institutions (~600), to drive institutional access Inside Sales Team supplements efforts of Sales Specialists to broaden outreach Geographic Targets

U.S. Community Expansion Targeting Strategy Potential $1.5 Billion Addressable Opportunity for NUZYRA in ABSSSI* 40 community sales specialists Established in February 2021 Focused on geographies with favorable insurance coverage and ID consultant support Accomplished within our current cash runway guidance Opportunities: Limited innovation of branded new entrants No once daily broad-spectrum oral antibiotics launched in this setting in over two decades Expect to be market leader as measured by share of voice * The Company’s initial marketing outreach in the community setting will focus on acute bacterial skin and skin structure infections (ABSSSI) with a plan to broaden this education to include community-acquired bacterial pneumonia (CABP) post the anticipated approval of the oral-only dosing regimen during the second quarter of 2021 Initial Geographic Targets

Pipeline, Medical & Future Value Drivers Randy Brenner Chief Development & Regulatory Officer

Project Bioshield: Adding novel antibiotics to the SNS that enhance national security against bioterrorism threats Biothreat agents may be resistant to antibiotics already in the Strategic National Stockpile (SNS) Emerging antibiotic resistance may complicate a response to a public health emergency A Unique Public-Private Partnership Valued at up to ~$285 million BARDA BioShield Contract with Paratek Strategic National Stockpile (SNS)

NUZYRA Expected to be the First and Only Antibiotic to be Made in the U.S., Including API Production On-Shoring of NUZYRA Manufacturing 2021 2022 2023

Nuzyra Added to the FDA Essential Medicines List Important Biothreat Medical Counter Measure

NUZYRA: A Franchise Product Paratek Pipeline *We have entered into a collaboration agreement with Zai Lab (Shanghai) Co., Ld., for the greater China region

Non-Tuberculous Mycobacteria (*M. abscessus*)

Rare Disease Opportunity with a Potential $1 Billion Addressable Market (2028)

11,500[1] M. abscessus prevalence ⇨ **>75%[2]** Fail triple generic Tx = **~8,600 patients** X **$118,650[3] per year** = **$1B opportunity**

NTM (*M. abscessus*) Opportunity with Once Daily Oral Therapy

- **No approved therapies**
- **High resistance rates with current therapies**
  - Triple antibiotic therapy approaches are most common
  - Nearly 80% failure rate with existing therapies
- **Most Agents IV only; daily oral agent changes treatment paradigm**
- **Long treatment duration typically > 12-24 months**
  - Poor tolerability of current therapies

[1] Assumes 2028 NTM incidence of 72k, of which 9% is M. abscessus species. Strollo, "The Burden of Pulmonary NTM in the U.S.", AnnalsATS Vol 12;10, 2015. Lee, "Mycobacterium abscessus Complex Infections in Humans", EmergingInfDis, Vol 21;9, 2015.
[2] Am J Respir Crit Care Med Vol 175. pp 367–416, 2007 ("no antibiotic regimens based on in vitro susceptibilities has been shown to produce long-term sputum conversion for patients with M. abscessus lung disease. The goal of 12 months of negative sputum cultures while on therapy may be reasonable, but there is no medication strategy to reliably achieve this goal")
[3] $433 per Day of Oral Therapy and 75% compliance

PARATEK

Phase 2b Study in NTM (M. abscessus) Study Initiation Expected in 1H 2021 ~75 patients randomized 1.5:1 (OMC:PBO)

Robust Data Generation Underway for NUZYRA Paratek’s Commitment to Scientific Exchange 19 Publications for NUZYRA Accepted in 2020 2: Reviews  8: Pathogens of interest 3: Pharmacokinetics and pharmacodynamics 1: Disease state outcomes CABP 5: Outcomes for NUZYRA for populations of interest 10 Investigator Initiated Non-Clinical and Clinical Studies 5: In vitro studies in pathogens of interest 4: Human studies (DFI, CF, etc) 1: Animal study in pathogen of interest

A New Resource for Healthcare Professionals Medical Affairs Website

New Drug Application (NDA) Submission of Omadacycline in China Priority Review Granted by the National Medical Products Administration Zai Lab announced priority review granted by NMPA in May 2020 Seeking approval for the treatment of CABP and ABSSSI; expected 1H 2021 In March 2020, Zai Lab entered into a contract sales agreement with Hanhui for omadacycline Hanhui is a leading Chinese pharmaceutical company with a strong commercial presence in antibiotics Hanhui has over 800 sales representatives in the anti-infective space Paratek is entitled to receive: Milestone payment = $6 million upon regulatory approval (anticipated in 1H 2021) Tiered royalties at low double digit to mid-teen percentages on net sales of NUZYRA in the greater China region Up to $40.5 million in potential other commercial milestones

Questions & Answers

Closing Remarks Evan Loh, M.D. Chief Executive Officer

Disciplined Focus on Execution + Future Value Creation Paratek is Well-Positioned for Long-Term Growth NUZYRA® 100mg for injection & 150mg tablets Near Term Execution Future Value Creation